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                                                                    EXHIBIT 11.1

                               SeaMED CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE

                                                                     QUARTER ENDED                   SIX MONTHS ENDED
                                                                      DECEMBER 31                       DECEMBER 31
                                                                ---------------------              ---------------------
                                                                  1995        1996                   1995        1996
                                                                ---------   ---------              ---------   ---------
Primary
  Weighted average common shares
    outstanding.............................................      591,793   2,724,175                571,541   1,697,986
  Class B and C convertable redeemable
    preferred stock classified as common
    stock equivalents.......................................    1,376,559     744,466              1,376,559   1,060,512
  Net effect of dilutive stock options based
    on the treasury stock method using avg.
    market price............................................      253,506     363,869                260,741     342,222
  Net effect of dilutive stock warrants based
    on the treasury stock method using avg.
    market price............................................            0      19,365                      0      14,535
  Net effect of stock options granted or
    exercised at less than offering price during the
    12 mos prior to the Company's filing of its ipc,
    calculated using the treasury stock method at
    an offering price of $11 per share......................      106,286           4                106,286      49,528
                                                                ---------   ---------              ---------   ---------
  Total weighted average shares outstanding.................    2,328,144   3,851,880              2,315,127   3,164,783
                                                                =========   =========              =========   =========
  Net income................................................      181,590     600,283                348,662   1,086,867
  Less accretion of cumulative preferred
    stock dividends.........................................      -65,763     -35,314               -131,526    -101,077
                                                                ---------   ---------              ---------   ---------
  Adjusted income for computation of
    primary earnings per share..............................      115,827     564,959                217,136     985,790
                                                                =========   =========              =========   =========
  Primary net income per share..............................        $0.05       $0.15                  $0.09       $0.31
                                                                =========   =========              =========   =========
Fully diluted:
  Weighted average common shares
    outstanding.............................................      591,793   2,724,175                571,541   1,697,986
  Weighted average of all convertible
    redeemable preferred stock outstanding..................    2,934,209   1,586,771              2,934,119   2,260,400
  Net effect of dilutive stock options based
    on the treasury stock method using the
    greater of avg. or ending market price..................      253,506     373,742                260,741     365,064
  Net effect of dilutive stock warrants based
    on the treasury stock method using the
    greater of avg. or ending market price..................            0      20,836                      0      18,820
  Net effect of stock options granted or
    exercised at less than offering price during the
    12 mos prior to the Company's filing of its ipc,
    calculated using the treasury stock method at
    an offering price of $11 per share......................      106,106           6                106,196      48,687
                                                                ---------   ---------              ---------   ---------
  Total weighted average shares outstanding.................    3,885,614   4,705,530              3,872,597   4,390,966
                                                                =========   =========              =========   =========
  Net income................................................      181,590     600,283                348,662   1,086,867
                                                                =========   =========              =========   =========
  Fully diluted net income per share........................        $0.05       $0.13                  $0.09       $0.25
                                                                =========   =========              =========   =========
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